Exhibit j(i) under Form N-1A
                                          Exhibit 23 under Item 601/Reg S-K


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 19, 2005, relating to the financial statements and financial highlights which appear in the July 31, 2005 Annual Report to Shareholders of the MDT All Cap Core Fund and MDT Balanced Growth Fund (hereafter referred to as the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
August 2, 2006